Supplementary Agreement to A Contract on
Establishment of Shanghai Broadband Network, Inc.
(SBN) and the Constitution of SBN

Party A: Merendon International, Inc.

Party B: Shanghai InfoTower Enterprise Development, Inc.

Party C: Technical Center of Shanghai City Information Office

In Shanghai on December 18, 2000, Parties A, B, and C reached the following supplementary agreement to a contract on establishment of Shanghai Broadband Network, Inc. (SBN) and SBN's corporate constitution:

1. Parties A, B, and C incorporated Shanghai Broadband Network, Inc. in Shanghai, September 2000. Party B holds 20% of SBN's total shares with capital investment of US 200,000 (paid in equivalent RMB), and Party C holds 5% of SBN's total shares with capital investment of US 50,000 (paid in equivalent RMB). In the same time, Parties B and C transferred their rights to occupy and use Shanghai's broadband network resources to SBN at a price of US 250,000 (or in equivalent RMB).

2. Under the circumstances outlined in Paragraph 1 of this agreement, SBN shall be defined as an Sino-foreign cooperative joint venture formed with cash capital investment of US 750,000 from Party A and investment of broadband network resources with a value of US 250,000 from Parties B and C.

3. Based on what have been stated in Paragraph 2 of this agreement, Parties A, B, and C agreed that Party A shall have the full power for the management and operation of SBN (including appointment of members of board of directors), while Parties B and C shall only be entitled to SBN's dividend distribution. Parties B and C shall not be liable for any loss incurred in SBN's business activities or any debt that SBN may have. In the meanwhile, if SBN is for dissolution and winding-up, Parties B and C shall not be liable for any debt due after its dissolution and winding-up, and shall not be entitled to any net assets after such dissolution and winding-up.

4. This Supplementary agreement shall be in the same legal effects as the contract on establishment of SBN and SBN's constitution. In case of any discrepancy between this agreement and the contract and the constitution, this agreement shall prevail.

This agreement has three copies to be held each by Parties A, B, and C. All three copies shall have the same legal effects.

Party A: Merendon International Inc.

(Signature and official corporate seal affixed)

Party B: Shanghai InfoTower Enterprise Development, Inc.

(Signature and official corporate seal affixed)

Party C: Technical Center of Shanghai City Information Office

(Signature and official corporate seal affixed)

Date: December 28, 2000

I hereby certify this to be a true translation
of the attached document in Chinese
this 5th Day of July, 2001
/s/ Changbo Bai

CHANGBO BAI, LL.B., LL.M.
Certified Translator/Interpreter
2797 East 46th Avenue
Vancouver BC V5S 1A8
Tel: 604-438-9538